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                                                                   EXHIBIT 10.10


                              WILLBROS USA, INC.
                      EXECUTIVE BENEFIT RESTORATION PLAN



ARTICLE 1.  ESTABLISHMENT OF THE PLAN

     WHEREAS, Willbros USA Inc. and/or certain of its subsidiaries or affiliates ("Employers") maintain the Basic Pension Plan for the benefit of eligible employees of the Employers;

     WHEREAS, Sections 401(a)(17) and 415 of the Internal Revenue Code establish limitations as to the amount of pension benefit which may be accrued under or payable from the Basic Pension Plan on behalf of any participant therein; and

     WHEREAS, Willbros USA Inc. desires to establish a plan under which a portion of the pension benefit (and certain death benefits) of an Eligible Executive of an Employer which becomes subject to such limitations of the Internal Revenue Code shall be payable from general corporate assets.

     NOW, THEREFORE, Willbros USA Inc. hereby adopts, effective as of January 1, 1994, the Willbros USA Inc. Executive Benefit Restoration Plan ("Restoration Plan") as set forth hereinafter.



ARTICLE 2.  DEFINITIONS

     In this Plan, unless the context clearly implies otherwise, the singular includes the plural, the masculine includes the feminine, and initially capitalized words have the following meaning:

2.1 ACTUARIAL EQUIVALENT means, in comparing benefits payable in different forms or at different times, a value under one set of circumstances which is the same as the value under a different set of circumstances. Such value shall be computed and determined by use of an interest rate of 7-1/2% and by use of the mortality assumptions and other actuarial factors and assumptions (other than interest rates) then in effect under the Basic Pension Plan. If the Basic Pension Plan is terminated, the interest rate to be used shall be 7-1/2% and the mortality assumptions and other actuarial factors and assumptions (other than interest rates) shall be those used under the Basic Pension Plan in the calendar year prior to the year in which the Basic Pension Plan is terminated.

2.2 AGREEMENT means the written agreement, in the form prescribed by the Company, executed by the Company and the Eligible Executive, pursuant to which, among other things, the Eligible Executive elects to become a Participant in the Plan, and agrees to be bound by the terms and conditions thereof. (See Exhibit A.)
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2.3  BASIC PENSION PLAN means the Willbros USA, Inc. Pension Plan and/or the
     Willbros Butler Engineers, Inc. Pension Plan.

2.4 BENEFICIARY means the person, persons or trust designated by a Participant, on a form provided by the Company, to receive any amount payable upon the death of a Participant, and if no such person is so designated, the Participant's estate.

2.5  BOARD means the Board of Directors of the Willbros Group, Inc.

2.6  CODE means the Internal Revenue Code of 1986, as amended.

2.7 RABBI TRUST means the irrevocable trust established by the Company on behalf of the Employers and a trustee selected by the Company under which Plan benefits are paid pursuant to Section 7.1 hereof.

2.8  COMPANY means Willbros USA, Inc.

2.9  COMMITTEE means the Willbros Retirement Plans Committee.

2.10 CONSIDERED COMPENSATION means the lesser of: (i) the Participant's "Compensation" as defined in the Basic Pension Plan without regard to the exclusion of amounts in excess of the Code Section 401(a)(17) limits, or
     (ii) one hundred and fifty percent (150%) of the Participant's base salary.

2.11 DISABILITY means a physical or mental disability as defined in the Basic Pension Plan.

2.12 EMPLOYER means an "Employer" as such term is defined under the Basic Pension Plan.

2.13 EFFECTIVE DATE means January 1, 1994.

2.14 ELIGIBLE EXECUTIVE means an executive who meets the requirements of Section
     4.1 and who has been recommended by the Committee to the Board for Plan participation.

2.15 NORMAL RETIREMENT DATE means age 65.

2.16 PLAN means the Willbros USA, Inc. Executive Benefit Restoration Plan.

2.17 PARTICIPANT means an Eligible Executive who has been approved by the Board for participation in the Plan and has executed a participation Agreement in accordance with Section 3.1.

2.18 COMPENSATION COMMITTEE means the Willbros Group, Inc. Compensation
     Committee.

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ARTICLE 3.  PARTICIPANT

3.1 The Board will, from time-to-time, approve the selection of an Eligible Executive for participation in this Plan. Upon execution of a participation Agreement containing such provisions as the Company deems necessary, such Eligible Executive will become a Participant effective as of the date specified in the participation Agreement.



ARTICLE 4.  ELIGIBILITY

4.1 Before an Eligible Executive can be selected for participation in the Plan, such Eligible Executive must be vested in the Basic Pension Plan, be an officer of an Employer and have a minimum of ten (10) years of service.



ARTICLE 5.  BENEFITS

5.1 The benefits payable to a Participant under this Plan due to a termination of employment for reasons other than death or Disability, shall be equal to the excess, if any, of:

     (a) The benefits that would have been paid to such Participant, under the Basic Pension Plan, if (1) the provisions of the Basic Pension Plan were administered without regard to the limitations imposed by Code 401(a)(17) and 415, and (2) the benefits provided under the Basic Pension Plan were determined based on Considered Compensation as that term is defined in this Plan; and

     (b) The employer-provided accrued benefit that is actually payable to such Participant under the Basic Pension Plan.

     If a Participant terminates service with the Employers and affiliated companies prior to his Normal Retirement Date, the benefit payable to the Participant under this Plan shall be calculated based upon his years of service to the date of such termination.

5.2 If a Participant dies prior to receiving any benefit under Section 5.1, his Beneficiary shall be entitled to receive the benefit, if any, that the Participant would have received pursuant to Section 5.1 if he had terminated employment on the date of his death.

5.3 If a Participant's employment is terminated before his Normal Retirement Date because of Disability, he shall be eligible to receive a benefit under the Plan beginning on his Normal Retirement Date. The amount of benefit payable under the Plan to such Participant shall be determined in accordance with Section 5.1. For benefit computation,

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     the Participant's service shall include the period of Disability determined in the same manner as for purposes of the Basic Pension Plan.



ARTICLE 6.  FORMS OF PAYMENT

6.1 The benefit which is determined under Article 5 shall be paid in a single lump sum which is the Actuarial Equivalent of the monthly benefit determined under Section 5.1. No early retirement subsidies under the Basic Pension Plan shall be taken into account in determining the lump sum amount.

6.2 Benefits payable under Section 5.1 of the Plan shall be paid to a Participant in the form of a lump sum payment within thirty (30) days of the later of: (i) the date on which the Participant terminates employment with the Employers and all affiliated companies; or (ii) the date on which the Participant attains age fifty-five (55).

6.3 Benefits payable under Section 5.2 of the Plan shall be paid to the Participant's Beneficiary in the form of a lump sum payment within one hundred and twenty (120) days of the Participant's death.

6.4 Benefits payable under Section 5.3 of the Plan shall be paid to the disabled Participant in the form of a lump sum payment within thirty (30) days after such Participant reaches his Normal Retirement Date. If a disabled Participant recovers from his Disability prior to his Normal Retirement Date, his benefits shall be paid pursuant to Section 6.1.



ARTICLE  7.  SOURCE OF PAYMENT OF BENEFITS

7.1 The Employers will pay all benefits owing under this Plan out of their general assets through the use of a Rabbi Trust. Each Participant is an unsecured creditor of their respective Employer and the Plan constitutes a mere promise by the Employers to pay benefits as provided hereunder. However, the Employers shall establish an irrevocable Rabbi Trust for the payment of benefits under the Plan and may make such investments in the Rabbi Trust as are desirable to assist the Employers in meeting such obligations. The Rabbi Trust and all assets held by the trust will conform to the terms of the model trust, as described in Revenue Procedure 92-64. In this regard, any investments of the Rabbi Trust shall be assets of the Employers subject to claims of their general creditors. No person eligible for a benefit under this Plan shall have any right, title or interest in any such investments.

7.2 It is the intention of each Employer and each Participant that the Plan and the Rabbi Trust be considered unfunded for tax purposes and for purposes of Title I of ERISA.

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ARTICLE 8.  ADMINISTRATION

8.1 The Committee shall act as the administrator of the Plan in accordance with its terms and purpose.

8.2 The Committee may authorize one or more of its members or any agent to act on its behalf and may contract for legal, accounting, clerical and other services to carry out the Plan. All expenses of the Committee shall be paid by the Employers.

8.3 The Committee shall be generally responsible for the operation and administration of the Plan. To the extent that powers are not delegated to others pursuant to provisions of this Plan, the Committee shall have such powers as may be necessary to carry out the provisions of the Plan and to perform its duties hereunder, including, without limiting the generality of the foregoing, the power:

          (a) To appoint, retain and terminate such persons as it deems necessary or advisable to assist in the administration of the Plan or to render advice with respect to the responsibilities of the Committee under the Plan, including accountants, actuaries, administrators, attorneys and physicians .

          (b) To make use of the services of the employees of the Employers in administrative matters.

          (c) To obtain and act on the basis of all tables, valuations, certificates, opinions, and reports furnished by the persons described in paragraph (a) or (b) above. Any determination of Actuarial Equivalent benefits by the actuary selected by the Committee shall be conclusive and binding on the Employers, the Committee and all Participants and Beneficiaries.

          (d) To review the manner in which benefit claims and other aspects of the Plan administration have been handled by the employees of the Employers.

          (e) To determine all benefits and resolve all questions pertaining to the administration and interpretation of the Plan provisions, either by rules of general applicability or by particular decisions. To the maximum extent permitted by law, all interpretations of the Plan and other decisions of the Committee shall be conclusive and binding on all parties.

          (f) To adopt such forms, rules and regulations as it shall deem necessary or appropriate for the administration of the Plan and the conduct of its affairs, provided that any such forms, rules and regulations shall not be inconsistent with the provisions of the Plan.

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          (g)  To remedy any inequity resulting from incorrect information received or communicated or from administrative error.

          (h) To commence or defend any litigation arising from the operation of the Plan in any legal or administrative proceeding.

          (i)  To amend the Plan in accordance with Section  9.1.

8.4 Any Participant and any Beneficiary eligible to receive benefits under the Plan shall furnish to the Committee any information or proof requested by the Committee and reasonably required for the proper administration of the Plan. Failure on the part of the Participant or Beneficiary to comply with any such request within a reasonable period of time shall be sufficient grounds for delay in the payment of benefits under the Plan until such information or proof is received by the Committee.

8.5 The Compensation Committee shall select and recommend the appropriate Eligible Executives for participation in the Plan. The Board will make the final determination on participation.

8.6 The Committee shall keep records reflecting the administration of the Plan which shall be subject to audit by the Employers.

8.7 Unless resulting from his own fraud or willful misconduct, no member of the Committee shall be liable for any loss arising out of any action taken or failure to act by the Committee or a member thereof in connection with this Plan. The Committee and any individual member of the Committee and any agent thereof will be fully protected in relying upon the advice of professional consultants or advisers employed by the Employers or the Committee.

8.8 The Employers hereby jointly and severally indemnify and agree to hold harmless the members of the Committee and all directors, officers and employees of the Employers against any loss, claim, cost, expense (including attorneys' fees), judgment or liability arising out of any action taken or failure to act by the Committee or such individual in connection with this Plan; provided, however, that this indemnity will not apply to an individual if such loss, claim, cost, expense, judgment, or liability is due to such individual's fraud or willful misconduct.



ARTICLE 9.  MISCELLANEOUS

9.1  Amendment and Termination.  The Committee may amend the Plan at any time to
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     the extent such amendment does not affect the value or level of benefits under the Plan and the Board may amend, curtail or terminate the Plan at any time. However, no such

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     action shall, without the consent of the Participant, reduce or impair the accumulated benefits then currently due a Participant or his Beneficiary under the Plan; nor divest a Participant of any benefits he would have received had he resigned from employment immediately prior to the effective date of the amendment or termination.

9.2  Assignability.  The right of any person to any benefit or payment under the
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     Plan shall not be subject to voluntary or involuntary transfer, alienation or assignment, and, to the fullest extent permitted by law, shall not be subject to attachment, execution, garnishment, sequestration or other legal or equitable process. In the event a person who is receiving or is entitled to receive benefits under the Plan attempts to assign, transfer or dispose of such right, or if an attempt is made to subject said right to such process, such assignment, transfer or disposition shall be null and void.

9.3  Employment Rights.  The provisions of the Plan shall not give a Participant
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     the right to be retained in the service of the Employer, nor shall the
     Plan, or any action taken under the Plan, be construed as a contract of employment.

9.4  Effect of the Code and ERISA.  The Plan is not intended to meet the
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     qualification requirements of Section 401 of the Code, as amended; nor is it intended to comply with either the requirements of Part 2 (participation and vesting), Part 3 (funding) and Part 4 (fiduciary responsibility) of Title I, or the requirements of Title IV of ERISA.

9.5  Claims Procedure and Review.
     ---------------------------

          (a) Claims for benefits under the Plan shall be filed in writing by a claimant with the Committee. Within 60 days after receipt of such claim, the Committee shall act on the claim and shall notify the claimant in writing as to whether the claim has been granted in whole or in part; provided, however, if the claimant has not received written notice of such decision within such 60-day period, the claimant shall, for the purpose of subsection (c) of this Section 9.5, regard his claim as having been denied.

          (b) Any notice of denial of a claim in whole or in part shall set forth, in a manner calculated to be understood by the claimant, (i) the specific reason or reasons for the denial, (ii) specific reference to pertinent Plan provisions on which the denial is based, (iii) a description of any additional material or information necessary for the claimant to perfect the claim, and (iv) an explanation of the Plan's claim and review procedure.

          (c) Any claimant (or his duly authorized representative) who has been denied a claim in whole or in part under the Plan shall be entitled, upon the filing of a written request for review with the Committee within 60 days after receipt by the claimant of written notice of denial of his claim (or, if the claimant had not received written notice of decision within the 60-day Period described in subsection (a) of this Section 9.5,

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     within 120 days of receipt of the claim form by the Committee), to appeal the denial of his claim to the Committee.

          (d) The claimant or his duly authorized representative shall be entitled in connection with such appeal to examine pertinent documents and submit issues and comments in writing to the Committee. Any decision on review by the Committee shall be in writing, shall include specific reasons for the decision (including reference to the pertinent Plan provisions on which the decision is based) and shall be written in a manner calculated to be understood by the claimant. Such decision shall be made by the Committee not later than 60 days after receipt by it of the claimant's or his duly authorized representative's request for review.

9.6  Payments to Minors and Incompetents.  If a Participant or Beneficiary
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     entitled to receive any benefits hereunder is a minor or is deemed by the
     Committee or is adjudged to be legally incapable of giving a valid receipt and discharge for such benefits, they will be paid to the duly appointed guardian of such minor or incompetent or to such other person or entity as the Committee may designate. Such payment shall, to the extent made, be deemed a complete discharge of any liability for such payment under the Plan.

9.7  Qualified Domestic Relations Orders.  If a qualified domestic relations
     -----------------------------------
     order is applicable to a Participant's Basic Pension Plan benefit, such Participant's Basic Pension Plan benefit shall be deemed to be the amount which would have otherwise been payable to the Participant from the Basic Pension Plan if such qualified domestic relations order never existed.

9.8  Procedure for Adoption.  Any corporation which is an Employer under the
     ----------------------
     Basic Pension Plan may, by resolution of such corporation's board of directors, adopt the Plan subject to such terms and conditions as may be required by the Committee consistent with the provisions of the Plan.

9.9  Governing Law.  The Plan shall be construed, regulated and administered
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     under the laws of the State of Oklahoma to the extent that such laws are not preempted by the laws of the United States of America.

     IN WITNESS WHEREOF, Willbros USA, Inc. has caused this instrument to be executed by its duly authorized officers on this 28th day of November , 1994
                                                 ----        --------

ATTEST:                                     WILLBROS USA, INC.


/s/  L. W. Carpenter                    By: /s/  Larry J. Bump
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        Secretary                                      Larry J. Bump
                                                       Chairman and President

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